REPORT OF INDEPENDENT ACCOUNTANTS
                   ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors of
The Interpublic Group of Companies, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 9, 1994 appearing in the 1993 Annual Report to Stockholders of The Interpublic Group of Companies, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14 (a) of this Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PRICE WATERHOUSE
New York, New York
February 9, 1994


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. (the "Company"), of our report dated February 9, 1994, appearing in the 1993 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K: Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-
64338; No. 2-67560; No. 2-72093; No. 2-88165; No. 2-90878, No. 2-97440
and No. 33-28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements No. 2-53544; No. 2-91564, No. 2-98324, No. 33-22008 and No. 33-64062,
relating variously to the Employee Stock Purchase Plan (1975) and the Employee Stock Purchase Plan (1985) of the Company; Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statement No. 33-5352 and No. 33-21605 relating to the 1986 Stock Incentive Plan and 1986 United Kingdom Stock Option Plan of the Company; and Registration Statement No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company. We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-37346) of our report dated February 9, 1994, appearing in the 1993 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears above.


PRICE WATERHOUSE
New York, New York
March 25, 1994
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